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RWE AKTIENGESELLSCHAFT

and

THE BANK OF NEW YORK

As Depositary

and

HOLDERS FROM TIME TO TIME OF

AMERICAN DEPOSITARY RECEIPTS

_______________

DEPOSIT AGREEMENT

_______________

Dated as of March 22, 1995

Amended and Restated as of February 2, 1996

Amended and Restated as of ____________, 2007

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DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of March 22, 1995, as Amended and Restated as of February 2, 1996, and as Amended and Restated as of __________, 2007, among RWE AKTIENGESELLSCHAFT, a stock corporation organized and existing under the laws of the Federal Republic of Germany and its successors (the "Company"), THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the United States of America and any successor as depositary hereunder (the "Depositary"), and all holders (including beneficial owners) from time to time of American Depositary Receipts (as hereinafter defined) issued hereunder.

WITNESSETH:

WHEREAS, the parties hereto desire through the Depositary to provide for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Custodian (as hereinafter defined) for the creation of American Depositary Shares (as hereinafter defined) representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing such American Depositary Shares, and for such other purposes set forth in this Deposit Agreement; and

WHEREAS, The American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise expressly indicated herein, apply to the following respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities and all rights of ownership associated therewith evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement.  Each American Depositary Share shall represent the number of Shares specified on Exhibit A annexed hereto; provided, however, that if there shall occur a distribution upon Deposited Securities contemplated by Section 4.5 or a change in Deposited Securities contemplated by Section 4.11 with respect to which additional Receipts are not executed and delivered, the term "American Depositary Shares" shall thereafter represent the number of Shares or other Deposited Securities determined in accordance with such Sections.

SECTION 1.2

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.3

Company.

The term "Company" shall have the meaning set forth in the first paragraph of this Deposit Agreement.

SECTION 1.4

Consultation.

The term "consultation" shall mean the good faith attempt, if practicable, by the Depositary to discuss, and adequately inform with respect to, the relevant issue in a timely manner with a person employed by the Company reasonably believed by the Depositary to be empowered by the Company to engage in such discussion on behalf of the Company and, if practicable, give such person an opportunity to adequately express the views of the Company.

SECTION 1.5

Custodian.

The term "Custodian" shall mean, as of the date hereof, the Frankfurt/Main offices of BHF-Bank and Commerz Bank AG, each as custodian and agent of the Depositary for purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary, with the prior written consent of the Company, pursuant to the terms of Section 5.5, as substitute or additional custodian hereunder, as the context shall require, and the term "Custodians" shall mean all such persons, collectively.

SECTION 1.6

Deliver, Delivery.

The term "deliver" and "delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, either the physical delivery of the certificate representing such security or electronic delivery of such security by means of book-entry transfer.

SECTION 1.7

Deposit Agreement.

The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.8

Depositary.

The term "Depositary" shall have the meaning set forth in the first paragraph of this Deposit Agreement.

SECTION 1.9

Deposited Securities.

The term "Deposited Securities" as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian on behalf of the Holders in respect or in lieu of Shares and at such time held hereunder, subject as to cash to the provisions of Section 4.8.

SECTION 1.10

Dollars, Euros.

The term "dollars" and the sign “$” shall refer to the lawful currency of the United States.  The term "Euros" and the sign “€” shall refer to the lawful currency of Germany.

SECTION 1.11

Germany.

The  term "Germany" shall mean the Federal Republic of Germany, and the term "German" shall mean of, or relating to, the Federal Republic of Germany.

SECTION 1.12

Holder.

The term "Holder" shall mean any person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13

Principal Office.

The term "Principal Office", when used with respect to the Depositary shall mean the principal office of the Depositary, which at the date of this Deposit Agreement is located at 101 Barclay Street, New York, New York 10286 and when used with respect to the Custodian, shall mean the principal office of the Custodian, which (i) with respect to BHF-Bank is currently located in Frankfurt, Germany, and (ii) with respect to Commerz Bank AG is currently located in Frankfurt, Germany.

SECTION 1.14

Receipts.

The term "Receipts" shall mean the American Depositary Receipts, substantially in the form of Exhibit A hereto, issued hereunder evidencing American Depositary Shares.  A Receipt may evidence any whole number of American Depositary Shares.

SECTION 1.15

Registrar.

The term "Registrar" shall mean, subject to any applicable rule or regulation of any securities market upon which the American Depositary Shares may be traded, any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary upon the request or with the approval of the Company, to register Receipts and transfers of Receipts as herein provided and shall include the Depositary and any co-Registrar appointed by the Depositary upon the request or with the approval of the Company, for such purposes.

SECTION 1.16

Satzung.

The term "Satzung" shall mean the articles of association of the Company, as in effect at the relevant time.

SECTION 1.17

Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18

Securities Exchange Act of 1934.

The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.19

Shares.

The term "Shares" shall mean ordinary shares in bearer form of the Company; provided, however, that if there shall occur any change in nominal value or any reclassification or, upon the occurrence of an event described in Section 4.11 an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter mean the successor securities resulting from such change in nominal value or such other reclassification or such exchange or conversion.

SECTION 1.20

United States.

The term "United States" shall mean the United States of America, including its territories and possessions, any State thereof and the District of Columbia.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1

Form and Transferability of Receipts.

Subject to the requirements of any applicable rule or regulation of any securities market upon which the American Depositary Shares may be traded, the definitive Receipts shall be in such form as may be agreed upon by the Company and the Depositary, and in any event shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose, unless such Receipt shall have been issued, dated and executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar and dated by such signatory.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered; provided, however, if a Registrar has been appointed then such books shall be maintained by the Registrar.  Receipts bearing the manual or facsimile signature of anyone who was at the time of signature a duly authorized signatory of the Depositary or Registrar shall bind the Depositary or Registrar, as the case may be, notwithstanding that such signatory has ceased to hold such office prior to or after the delivery of such Receipts.

The Receipts may, with the prior written consent of the Company, and upon request of the Company shall, be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder, or as may be required by the Depositary or the Company to comply with any applicable law or regulation or with the rules and regulations of any exchange or market upon which the American Depositary Shares may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

Subject to any limitations set forth in the  Receipts, title to a Receipt and to the American Depositary Shares evidenced thereby, when such Receipt is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may deem and treat the Holder of a Receipt as the absolute owner thereof for all purposes, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and the Depositary shall not have any obligation nor be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Holder thereof.

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by any person by delivery thereof to the Custodian hereunder at the account maintained by the Custodian for such purpose or such other account as may be agreed to by the Depositary and the Custodian, accompanied by all dividend coupons for dividends to be paid in the future and rights to receive such dividend coupons or appropriate evidence thereof and, if applicable, any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement.  Upon the request of the Depositary, such person shall also deliver a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares being issued in respect of such deposit.  No Shares shall be accepted for deposit unless accompanied by all dividend coupons for dividends to be paid in the future and rights to receive such dividend coupons (or appropriate evidence thereof) and by evidence reasonably satisfactory to the Depositary that all necessary approvals, if any, have been granted by the European Central Bank or any governmental authority or body which is then performing the function of the regulation of currency exchange in Germany.

If required by the Depositary and provided that no applicable German law is violated thereby, Shares presented for deposit in accordance with this Deposit Agreement at any time shall, subject to the provisions of Article 4 hereof, also be accompanied by an agreement, assignment or other instrument reasonably satisfactory to the Depositary providing the Custodian or the Depositary, as the case may be, the right to receive all dividends, the right to subscribe for additional Shares or any other securities or the right to receive other property and the right to vote, which any Holder has in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary.

At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates, if any, for Shares to be deposited, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such certificates to the Custodian for deposit hereunder.

Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary as the legal owner of the Deposited Securities at the Principal Office of the Depositary or the Custodian or at Clearstream Banking AG, the central securities clearing and deposit bank in Germany that holds all share certificates representing shares of German stock corporations traded on a German stock exchange or at such other place or places as the Depositary shall determine following the prior written consent of the Company.

SECTION 2.3

Warranties on Deposit of Shares.

Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (ii) such Shares have been validly issued, fully paid and are nonassessable and are free of any pre-emptive rights of the holders of outstanding Shares, (iii) such Shares are accompanied by all dividend coupons in respect of dividends to be paid in the future on such Shares and rights to receive such dividend coupons (or appropriate evidence thereof), (iv) the person making such deposit is duly authorized to do so, and (v) the deposit of such Shares or sale of Receipts issuable upon such deposit is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of Receipts.

SECTION 2.4

Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.2 hereunder, together with the other documents specified in Section 2.2, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by mail, or at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian and payment of the fees of the Depositary as provided in Section 5.8, the Depositary shall subject to the terms and conditions of this Deposit Agreement, execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary or the Custodian of all taxes, duties and governmental charges and fees payable in connection with such deposit of Shares, the transfer of the deposited Shares, and such execution and delivery of Receipts.

SECTION 2.5

Registration of Transfer, Issuance of New Receipts.

The Depositary shall, subject to the terms and conditions of this Deposit Agreement and any Receipt, register transfers of Receipts on its transfer books, upon receipt of proper documentation therefor requested by the Depositary, including without limitation, surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by any applicable law.  Upon such surrender the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered for registration of transfer and deliver the same to or upon the order of the person or persons entitled thereto, subject to receipt of any certifications, if any, as the Depositary or the Company may require in order to comply with any applicable laws.

The Depositary shall, subject to the terms and conditions of this Deposit Agreement, upon surrender of a Receipt or Receipts for the purpose of obtaining a lesser or greater number of Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any whole number of American Depositary Shares requested; notwithstanding the foregoing, such new Receipt(s) shall evidence the same aggregate whole number of American Depositary Shares as the Receipt or Receipts surrendered.  The Depositary may close the transfer books at any time or from time to time when transfer agents located in the City of New York generally close their transfer books and at any other time, following consultation with the Company, when deemed expedient by it in connection with the performance of its duties hereunder, or at the request of the Company.  To the extent that it is not practicable for the Depositary to consult with the Company before closing the transfer books, the Depositary will promptly notify the Company after closing the transfer books and explain its reasons for doing so.

The Depositary, upon the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers and issuing new Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.6

Surrender of Receipts and Withdrawal of Deposited Securities.

Upon (i) delivery of a Receipt to the Depositary for the purpose of withdrawal of a whole number of Deposited Securities represented by American Depositary Shares evidenced by such Receipt, (ii) payment to the Depositary of the fee of the Depositary for the surrender of Receipts as provided in Section 5.8 by the person delivering such Receipt for cancellation thereof and payment of all taxes, duties and other governmental charges and fees payable in connection with the delivery of Deposited Securities against surrender of Receipts, and (iii) delivery of written instructions of the Holder of such Receipt to the Depositary directing the Depositary to cause a whole number of Deposited Securities to be withdrawn and delivered and a new Receipt evidencing any fractional Deposited Securities and any Deposited Securities not being withdrawn, to be delivered to, or upon the written order of, the person or persons designated in such instructions, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of such whole number of Deposited Securities, represented by American Depositary Shares evidenced by such Receipt, requested to be withdrawn upon the  instructions of the Holder, together with a new Receipt evidencing any fractional Deposited Securities and any Deposited Securities not being withdrawn.  Such delivery of Deposited Securities and new Receipt, if any, shall be made without unreasonable delay.

A Receipt surrendered and written instructions received for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer.  Promptly following the receipt of complete written instructions and compliance with the terms of this Section 2.6, the Depositary shall direct the Custodian to deliver, subject to Sections 2.7, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities, represented by American Depositary Shares evidenced by such surrendered Receipt, requested by the Holder to be withdrawn.  In the case of physical delivery of certificates for such Deposited Securities as provided below, such certificates shall be delivered at the Principal Office of the Custodian.  The Depositary may nonetheless in any case make delivery to such person or persons at its Principal Office of any dividends or distributions with respect to the Deposited Securities requested to be withdrawn or of any proceeds from the sale of any dividends, distributions or rights with respect to the Deposited Securities requested to be withdrawn, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder surrendering a Receipt, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section  3.2, the Depositary shall direct the Custodian to forward any cash or other property (other than rights), and a certificate or certificates (if certificated Deposited Securities may be delivered) and other proper documents of title, if any, for the Deposited Securities requested to be withdrawn to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by mail or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing a fractional interest in one Share or other Deposited Security.  In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing other than a whole number of Deposited Securities, together with payment and delivery of written instructions for withdrawal of Deposited Securities as required under this Section, the Depositary shall cause the whole number of Deposited Securities requested to be withdrawn by the Holder of such Receipt to be withdrawn and delivered to or upon the order of such Holder and shall issue and deliver to or upon the order of the person surrendering such Receipt, a new Receipt evidencing American Depositary Shares representing the Deposited Securities not requested to be withdrawn, including any fractional interests in the Deposited Securities.

SECTION 2.7

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer or surrender of any Receipt, the delivery of any distribution in respect thereof or the  withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as set forth in Section 5.8; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary, after consultation with the Company (to the extent that it is not practicable for the Depositary to consult with the Company, the Depositary will promptly notify the Company after taking such action and explain its reasons for doing  so) or the Company at any time or from time to time because of any requirement of law or of any government or governmental or regulatory authority, body or commission or any meeting of shareholders of the Company or under any provision of this Deposit Agreement or the Satzung, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, neither the Depositary nor the Custodian shall knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares.  The Depositary and the Custodian will comply with written instructions of the Company not to accept for deposit under this Deposit Agreement any Shares identified in such instructions and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with United States securities laws.

SECTION 2.8

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a  new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof (i) filing with the Depositary a request for such exchange, execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) depositing with the Depositary a sufficient indemnity bond or other indemnification acceptable to the Depositary, and (iii) satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.9

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.  The Depositary shall destroy Receipts so cancelled.

SECTION 2.10

Exchange of Old Receipts.

Unless previously requested, as soon as practicable after the date of this Deposit Agreement, the Depositary shall request any depositary that has created and delivered receipts evidencing American depositary shares representing Shares theretofore issued ("Old Receipts") to notify the record holders of all outstanding Old Receipts (i) of the execution of this Deposit Agreement, (ii) that the Old Receipts held by them shall be exchanged for Receipts, and (iii) of such other information as the Depositary may deem appropriate.  The Depositary shall exchange such Old Receipts for Receipts.  No fee shall be charged to the holders of Old Receipts for the exchange for Receipts, except that, in all cases involving a change of ownership, any required transfer taxes or other such charge shall be paid by such holders.

SECTION 2.11

Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.6, of substitute Receipts delivered under Section 2.8 and of Receipts cancelled or destroyed under Section 2.9, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.1

Filing Proofs, Certificates and Other Information.

In order to enable the Depositary and the Company to comply with applicable laws and to perform their respective obligations hereunder, any person depositing Shares or any Holder may be required from time to time (i) to file proof of (a) citizenship or residence, (b) exchange control approval and payment of all taxes and other governmental charges, (c) compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of this Deposit Agreement, and (d) legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest and (ii) to execute and deliver such certificates and to make such representations and warranties in addition to those set forth in Section 2.3 as the Depositary or the Company may deem necessary or  proper.  The Depositary may, and shall, if reasonably requested by the Company, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Company and the Depositary.  The Depositary shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

SECTION 3.2

Liability of Holders for Taxes and Other Charges.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary.  The Depositary may refuse to effect any registration of transfer of all or part of such Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such  sale in payment of such tax or other governmental charge; the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.3

Compliance with Law.

Each Holder agrees that such Holder is bound by and subject to the Satzung as if such Holder were a holder of Shares, and each Holder agrees to comply with all applicable provisions of German law and the Satzung with regard to notification to the Company and any governmental authorities of such Holder's interest in Shares, including any provision requiring such Holder to disclose  voting rights amounting to, exceeding or falling below 5, 10, 25, 50 and 75 % of the voting rights in the Company or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.  Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's voting rights or interest in Shares may result in the withholding of certain rights in respect of such Holder's American Depositary Shares including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares.

SECTION 3.4

Disclosure of Beneficial Ownership of Receipts.

The Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and various other matters.   Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section and such agreement shall survive any disposition of such Holder's interest in Shares or Receipts.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.1

Power of Attorney.

Each Holder, upon acceptance of a Receipt issued in accordance with the terms hereof, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this Article 4, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

SECTION 4.2

Monitoring of Dividends and Other Distributions.

Upon receipt of notices from the Company of dividends or any other distributions, the Depositary shall use all reasonable efforts to insure that the Custodian takes all necessary actions to receive all such dividends and distributions on all Deposited Securities.

SECTION 4.3

Cash Distributions; Withholding.

Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution (on liquidation or otherwise) by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.8, convert such dividend or distribution into dollars and shall promptly distribute the amount thus received by checks drawn on a bank in The City of New York, (net of the fees of the Depositary as provided in Section 5.8 hereof) to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold, subject to Section 4.14 hereof, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to the Holders of Receipts then outstanding.  The Company will remit to the appropriate governmental authority or agency in Germany all amounts withheld and owing to such authority or agency.  The Depositary will remit to the appropriate governmental authority or agency in the United States all amounts withheld and owing to such authority or agency.

SECTION 4.4

Distributions Other Than Cash, Shares or Rights.

Subject to Section 4.14, whenever the Custodian or the Depositary shall receive any distribution other than distributions described in Sections 4.3, 4.5 or 4.6 upon any Deposited Securities, the Depositary shall, as promptly as practicable, cause the securities or property received by it or by the Custodian to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively, representing such Deposited Securities, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution following consultation with the Company; provided, however, that if the Company shall so direct or if in the reasonable opinion of the Depositary such distribution cannot be made or cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other  governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary determines that such distribution is not feasible or may not be legally made to some or all Holders, the Depositary may, following consultation with the Company, adopt such method as it deems lawful, equitable and practicable for the purpose of effecting such distribution, and if the Company so requests, shall adopt a method given by the Company for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the securities or property thus received, or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted, provided, further, that no distribution to Holders pursuant to this Section shall be unreasonably delayed by any action of the Depositary or the Custodian.  To the extent such property, or the net proceeds thereof, is not effectively distributed to Holders as provided herein, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such property or net proceeds.

SECTION 4.5

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or distribution without consideration of, Shares, the Depositary may, and shall if the Company so requests, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares evidenced by Receipts held by them, respectively, representing such Deposited Securities, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received in such dividend or distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, in the manner and subject to the conditions described in Section 4.3. Until the distribution of such Receipts and net proceeds in accordance with the preceding sentence, each American Depositary Share shall also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby and such net proceeds.  Notwithstanding the foregoing, if the Company shall so direct or if for any reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account for taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary, after consultation with the Company, determines that a distribution in Shares is not feasible or may not be legally made to some or all Holders, the Depositary may, following consultation with the Company, adopt such method as it may deem lawful, equitable and practicable for  the purpose of effecting such distribution, and if the Company so requests, shall adopt a method given by the Company for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the Shares thus received or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash.  No distribution to Holders pursuant to this Section shall be unreasonably delayed by any action of the Depositary or the Custodian.

SECTION 4.6

Rights Distributions.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, following consultation with the Company as to the procedure to be followed (i) make such rights available to the Holders entitled thereto as provided in clause (a) below, (ii) dispose of such rights on behalf of such Holders and make the net proceeds available in dollars to such Holders as provided in clause (b) below or (iii) if by the terms of such rights offering or by reason of applicable law the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.

If at the time of the rights offering the Depositary determines, following consultation with the Company:

(a)

that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall distribute to every Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

(b)

that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or warrants or other instruments, at a public or private sale, at such place or places and upon such terms as it may deem reasonably proper, and allocate the net proceeds of any such sale (net of all taxes and governmental charges payable in connection with such rights and the fees of the Depositary set forth in Section 5.8 hereof) for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder or otherwise and distribute such net proceeds to the extent practicable as in the case of a distribution of cash pursuant to Section 4.3 hereof.

In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised, and (b) such Holder has executed such documents as the Company has determined in its sole discretion are required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be deposited with the Custodian pursuant to Section 2.2 of this Deposit Agreement, and the Depositary shall pursuant to Section 2.4 of this Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of certain distributions pursuant to clause (a) of the second paragraph of this Section or pursuant to the third paragraph of this Section, such Receipts shall be legended in accordance with instructions of the Company, and shall be subject to such restrictions on sale, deposit, cancellation and transfer as the Depositary shall deem necessary in order  to comply with legal requirements or shall be instructed by the Company.

In the event that the rights and the securities to which such rights relate are not registered under the Securities Act of 1933, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to any particular Holder.

SECTION 4.7

Dividends and Distributions Requiring Registration.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Company will promptly furnish to the Depositary upon reasonable request a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Holders entitled thereto.  If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.  Nothing in this Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavour to have such a registration statement declared effective.

The Company agrees with the Depositary that the Company will not at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company, unless a registration statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 4.8

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian receives currency other than dollars ("foreign currency") by way of dividends or other distributions or net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, in the reasonable judgement of the Depositary, be converted on a reasonable basis into dollars distributable in the United States to the Holders entitled thereto and the resulting dollars transferred to the U.S., the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars on the basis of an exchange rate which approximates the offer rate of exchange as quoted by the European Central Bank as of the date of receipt of such currency.  Such dollars shall be distributed to the Holders entitled thereto in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively or, if the Depositary shall have distributed any warrants or other instruments which entitle the Holders thereof to such dollars, then to the Holders of such warrants and/or instruments in accordance with the terms thereof.  Such distribution to the Holders may be made upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder or otherwise.   The Depositary shall promptly inform the Company of the exchange rate at which such foreign currency conversion has been carried out.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof the Depositary shall file such application for approval or license as it may deem necessary; provided, however, that if such application involves or refers to the Company or is made on behalf of the Company, such application shall not be filed until approved by the Company.

If at any time the Depositary shall determine, following consultation with the Company, that (i) any currency other than dollars received by the Depositary or the Custodian is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto and transferrable to the U.S. or (ii) any approval or license of any governmental authority or agency thereof required for such conversion is not obtainable, or if any such approval or license is not obtained within a reasonable period of time (or is otherwise denied), (a) the Depositary may distribute such currency (or an appropriate document evidencing the right to receive such currency) received by the Depositary or the Custodian to, or may hold such currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same, or (b) the Depositary may, if any such conversion of foreign currency, in whole or in part, cannot be effected for distribution in dollars to certain Holders entitled thereto, convert such foreign currency and distribute dollars to the extent permissible to those Holders for whom such conversion and distribution is practicable and  distribute the balance of the foreign currency (or an appropriate document evidencing the right to receive such currency) received by the Depositary or the Custodian to, or hold such balance for the respective accounts of, the Holders of Receipts for whom such conversion and distribution is not practicable.

SECTION 4.9

Fixing of Record Date.

Whenever any cash dividend or other cash distribution is to be declared and paid or any distribution other than cash is to be declared and made, or whenever rights are to be issued with respect to the Deposited Securities, or whenever, for any reason, there occurs a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary receives notice of any meeting of or solicitation of consents or proxies from holders of Shares or other Deposited Securities, or whenever the Company or the Depositary, following consultation with the Company, finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (the "ADR Record Date") (i) for the determination of the Holders who shall be entitled (a) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or (b) to exercise, or to give instructions for the exercise of, voting rights, if any, at any such meeting or to receive information as to such meeting, or (ii) on or after which each American Depositary Share will represent the changed number of Shares.  To the extent practicable, the ADR Record Date shall be the same date as the date fixed by the Company to determine which holders of Shares or other Deposited Securities shall be entitled to receive such dividends, distributions or rights, or the net proceeds of the sale thereof or to attend, or to exercise voting rights at, such meeting (the "Company Record Date"), or otherwise, the ADR Record Date shall be fixed only after consultation with the Company. If the American Depositary Shares shall be listed on any stock exchange, then the ADR Record Date shall be fixed in accordance with any applicable rules of such stock exchange.  Subject to the provisions of Sections 4.3 through 4.8 and to the other terms and conditions of this Deposit Agreement, the Holders on the ADR Record Date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively and to exercise, or to give instructions for the exercise of, voting rights and to act in respect of any other such matter.  The Depositary promptly shall advise the Company and, if the American Depositary Shares shall be listed on any stock exchange, such stock exchange of the ADR Record Date.

SECTION 4.10

Voting of Deposited Securities.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Holders a notice (the "Notice") which shall contain (i) the information contained in such notice of meeting or solicitation, (ii) a statement that each Holder as of the ADR Record Date will be entitled, subject to applicable provisions of law, including any laws of Germany, the Satzung and this Deposit Agreement, to exercise, or to give instructions for the exercise of, the voting rights, if any, with respect to the whole number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts on the ADR Record Date, (iii) a statement as to the manner in which instructions with respect to voting may be given, (iv) a statement that, if no voting instructions are received on or before the date established by the Depositary upon consultation with the Company for such purpose (the "Instruction Date"), the Holder shall be deemed to have instructed the Depositary to give a proxy to the Custodian to vote such Shares or other Deposited Securities in accordance with the Recommendation (as defined below) as provided under Section 135(5) of the Stock Corporation Act of Germany (the "Stock Corporation Act") and (v) a copy of the Recommendation (as defined below) prepared by such Custodian in accordance with Section 128(2) of the Stock Corporation Act, together with an English translation thereof.

The Company has advised that at the date of this Deposit Agreement, Section 128(2) of the Stock Corporation Act requires a Vorschlag (a "Recommendation") be issued with respect to meeting agenda items under certain circumstances by certain German banks that may exercise voting rights on behalf of shareholders. The Company has further advised that Section 135(5) of the Stock Corporation Act provides that if voting instructions are not received by such German banks as to such shares, such shares shall be voted in accordance with the Recommendation issued under and subject to Section 128(2) of the Stock Corporation Act.

Upon the written request of a Holder of record on the ADR Record Date, received on or before the Instruction Date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with the instructions set forth in such request.

The Depositary shall not, and shall ensure that its Custodian does not, vote or attempt to exercise the right to vote or exercise any voting discretion over the Shares or other Deposited Securities, other than in accordance with instructions received from Holders (or deemed to have been received as set forth in (iv) above and in the next paragraph).

Subject to the following paragraph, if no specific voting instructions are received by the Depositary from any Holder (provided a Notice was sent to such Holder as of the ADR Record Date) with respect to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares on or before the Instruction Date, such Holder shall be deemed to have instructed the Depositary to give a proxy to the Custodian with respect to the Shares or other Deposited Securities to vote such Shares or other Deposited Securities in accordance with the Recommendation.

The Depositary shall request that the Custodian deliver its Recommendation to the Depositary no later than twenty-one (21) calendar days after the Company has published proposed resolutions with respect to the relevant meeting in the Electronic Federal Gazette. However, anything in this Deposit Agreement to the contrary notwithstanding, in the event that the Depositary shall not receive the Recommendation at least twenty-one (21) calendar days prior to any meeting of holders of Shares or other Deposited Securities, the Depositary shall mail the Notice, if requested in writing by the Company, without such Recommendation (and without reference to any deemed proxy to be given to the Custodian), and thereafter, in any case in which no specific voting instructions are received by the Depositary from a Holder on or before the Instruction Date, no votes shall be cast at such meeting with respect to such Shares or other Deposited Securities.

In the event that, on the Company Record Date, the number of Deposited Securities on deposit under this Deposit Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions from Holders, the Depositary shall vote or cause to be voted only the number of Deposited Securities on deposit under this Deposit Agreement, in accordance with such instructions, adjusting the number of Deposited Securities voted on a pro-rated basis.

Subject to Section 5.2 of this Deposit Agreement, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for any failure to receive a timely Recommendation, for the manner in which any such vote is cast, or for the effect of any such vote, including, without limitation, any deemed proxy or proxy in connection with a Recommendation or any failure to vote in accordance with a Recommendation.

There can be no assurance that Holders generally or any Holder in particular will receive the Notice described in the preceding paragraphs sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraphs.

SECTION 4.11

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.5 do not apply, upon any change in nominal value or any reclassification of Deposited Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the American Depositary Shares evidenced by the Receipts shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the Deposited Securities so received unless and until additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company requests, at no cost to Holders, execute and deliver additional Receipts in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, following consultation with the Company, and shall, if the Company so requests, sell such securities at a public or private sale, at such place or places and upon such terms as  it may deem proper, and may allocate the net proceeds of such sale for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.3.

SECTION 4.12

Reports.

The Depositary shall make available for inspection by Holders at its Principal Office copies of this Deposit Agreement and any notices, reports and communications, including any proxy soliciting materials, received from the Company which are both (i) received by the Depositary as the legal owner of the Deposited Securities and (ii) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send promptly to Holders of Receipts copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.6. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.

SECTION 4.13

Lists of Receipt Holders.

Promptly upon request by the Company, the Depositary shall furnish to it a list of the names, addresses and holdings of American Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary and a list of all such persons who received such Receipts pursuant to a Pre-Release under Section 5.9 hereof.

SECTION 4.14

Taxation.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in cash or property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary or the Custodian is obligated to withhold, the Depositary, after consultation with the Company, may use such cash or dispose, including by public or private sale, of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such cash or property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of American Depositary  Shares held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such cash or property in accordance with the provisions of this Deposit Agreement.

The Depositary and the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

SECTION 4.15

Available Information.

The Company furnishes certain reports and documents to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.  Such reports and communications will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission currently located at 100 F Street, N.E., Washington, D.C. 20549.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books in such New York City facilities for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-Registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or system or systems and with the terms of any such appointment.  Such Registrar or co-Registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.  Each Registrar or co-Registrar appointed under this Section 5.1 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 5.2

Obligations of the Depositary, the Custodian and the Company.

Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders or  any other persons, other than the Depositary and the Custodian, and any agent of the Custodian or the Depositary appointed hereunder with the Company's prior written consent.  Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to the Depositary, except to perform such obligations as are specifically set forth in this Deposit Agreement in good faith and without negligence.  Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to the Custodian or any agent of the Depositary or the Custodian, except under Section 5.7 of this Deposit Agreement.  Each of the Depositary and its agents and their respective officers, directors, employees and affiliates and the Custodian and its agents and their respective officers, directors, employees and affiliates assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to the Company, Holders or any other persons, except to perform such obligations as are specifically set forth in this Deposit Agreement in good faith and without negligence.  The Depositary, the Custodian and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, the Custodian or the Company or their respective agents.  Without limitation of the preceding, none of the Depositary or its agents, the Custodian or its agents or the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited  Securities or in respect of the Receipts, which in its opinion may involve expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability shall be furnished as often as may be reasonably required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  None of the Depositary or its agents or the Company or its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  Each of the Depositary and its agents, the Custodian and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be responsible for the manner in which any vote is cast or for the effect of any such vote, provided that the Depositary acted in good faith.

Subject to compliance with all applicable laws, rules and regulations and subject to Section 5.9 hereof, the Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.  The Depositary agrees with the Company not to establish any unsponsored American depositary receipt program for any securities issued by the Company so long as the Depositary is acting hereunder.  The Depositary agrees to use its best efforts to terminate any existing unsponsored American depositary receipt program for any securities issued by the Company.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.3

Prevention or Delay in Performance by the Depositary, the Custodian or the Company.

None of the Depositary, the Custodian, the Company or any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or any other person if, by reason of any provision of any present or future law, order of any government or agency thereof or any court, decree or regulation of Germany, the United States or any other country, including any regulatory authority or stock exchange, or by reason of any provision, present or future, of the Satzung, any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented or forbidden from, or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by giving written notice of its resignation to the  Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company upon written notice of such removal delivered to the Depositary, which removal shall become effective upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor Depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder satisfactory in form and substance to the Company, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; provided, however, such predecessor shall, upon payment of all sums due to it and upon the written request of the Company, execute and deliver an instrument satisfactory in form and substance to the Company transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor all materials necessary and useful to enable the successor Depositary to carry out the responsibilities of the Depositary hereunder, including, but not limited to, a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and  its agents with respect to its function as Depositary hereunder.  Any such successor Depositary shall promptly mail notice of its appointment to the Holders.  Notwithstanding the foregoing, any such resignation or removal and appointment of a successor Depositary shall not relieve the prior depositary or the Company from its obligations and liabilities pursuant to Section 5.8.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary for purposes of this Deposit Agreement without the execution or filing of any document or any further act.

SECTION 5.5

The Custodians.

The Depositary has appointed the Frankfurt/Main offices of BHF-Bank and Commerz Bank AG each as custodian and agent of the Depositary for the purpose of this Deposit Agreement.  A Custodian acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign from its duties hereunder by written notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall with the prior written consent of the Company, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of and domiciled in Germany which shall thereafter be the Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may, upon consultation  with the Company, and shall, if the Company so requests, discharge any Custodian hereunder and, with the prior written consent of the Company, appoint a substitute custodian or appoint one or more additional custodians, each of which shall thereafter be a Custodian hereunder.  Any Custodian ceasing to act as Custodian hereunder shall deliver all Deposited Securities held by it and all other books and records maintained by it with respect to its function as a Custodian hereunder to a Custodian continuing to act upon the instruction of the Depositary.  Each substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any such change, the Depositary shall give notice in writing to the Company, to all Holders and to each other Custodian of the name, the address and the appointment of any Custodian not named in the Receipts.

Upon the appointment of any successor Depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor Depositary shall in no way impair the authority of any Custodian hereunder; but the successor Depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give such Custodian full and complete power and authority as agent hereunder of such successor Depositary.

SECTION 5.6

Notices and Reports to Holders.

No later than the date notice is given by the Company, by publication or otherwise, of any meeting of holder of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of such Shares or other Deposited Securities.  The Company will arrange for the translation into English and the prompt transmittal to the Depositary of a sufficient number of copies of such notices and of any other notices, reports and communications which are generally mailed by the Company to all holders of Shares to enable the Depositary to promptly mail copies thereof to all Holders of Receipts.

SECTION 5.7

Indemnification.

The Company shall indemnify, defend and save harmless the Depositary, the Custodian and any agent of the Custodian or the Depositary appointed hereunder with the Company's prior written consent, and their respective officers, directors and employees (the "indemnified persons"), against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of acts performed or omitted in connection with this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by such indemnified person, except to the extent such loss, liability or expense is due to the negligence, willful misconduct or bad faith of such indemnified person, or (ii) by the Company or any of its  agents (other than the indemnified persons), and their respective officers, directors and employees authorized to act on their behalf.

The indemnities contained in the preceding paragraph shall not extend to any loss, liability or expense which may arise out of any "Pre-release Transaction".  For purposes of this provision, the term "Pre-release Transaction" means any transaction entered into by the Depositary (other than any such transaction to which the Company is a party) to implement or carry out any one or more Pre-Releases pursuant to Section 5.9 of this Deposit Agreement.  Notwithstanding the first sentence of this paragraph, however, the indemnities provided in the preceding paragraph shall apply to any liability or expense to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release.  In addition, for the avoidance of doubt, it is understood that the first sentence of this paragraph shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent arising out of breach by the Depositary of Section 5.9 of this Deposit Agreement.

The Depositary shall indemnify, defend and save harmless the Company and its officers, directors, employees and persons who control (within the meaning of Rule 405 under the Securities Act of 1933) the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by such persons due to acts performed or  omitted by the Depositary, the Custodian or any agent of the Depositary or the Custodian due to the negligence, willful misconduct or bad faith of the Depositary, the Custodian or any such agent.   Notwithstanding the foregoing, the Depositary shall not be deemed to be in breach of this Deposit Agreement if in connection with any consultation between the Company and the Depositary as contemplated in this Deposit Agreement, the Depositary and the Company agree to modify the obligations of the Depositary as set forth in this Deposit Agreement and the Depositary has acted in accordance with such modified obligations.

If any action, claim or proceeding shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.7 (the "Indemnified Party"), the Indemnified Party shall as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such Indemnified Party becomes aware of the same) notify the party against whom indemnity may be sought (the "Indemnifying Party") in writing of such action, claim or proceeding, and the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, however, that if the Indemnified Party reasonably believes that there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party it may retain counsel at its expense and participate in such defense.  In all circumstances, all other parties hereto shall provide to the party against whom such action or claim is brought or threatened to be brought such information and assistance as  such party shall reasonably request, subject to the provisions of the indemnity contained in this Section 5.7. Each party shall, to the extent reasonable, practicable and consistent with such party's legal obligations and responsibilities, in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.7. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense or investigation thereof.  In no event shall the Indemnifying Party, in connection with any one such proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one counsel for the Indemnified Parties (in addition to one local counsel in each such jurisdiction).  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

The obligations set forth in this Section 5.7 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.8

Charges of Depositary.

The Company will not pay any fees, expenses or other charges of the Depositary or of any Registrar, except in accordance with any express agreements set forth in writing and entered into between the Depositary and the Company from time to time.  Unless otherwise agreed, the Depositary shall present its statement, if any, for such fees, charges and expenses to the Company once every three months.  The fees, charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued or by the Holder (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.5), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers or exchanges of Shares generally and applicable to transfers of Shares to the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such air courier, cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such external out-of-pocket expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.8, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.4, 4.5 or 4.6, and the surrender of Receipts pursuant to Section 2.6 or 6.2, (6) a fee of $.02 or less per American Depositary Share for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.3 through 4.6 hereof, and (7) a fee for the distribution of securities pursuant to  Section 4.4, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Holders.

SECTION 5.9

Certain Rights of the Depositary; Limitations.

The Depositary shall not deliver Shares hereunder prior to the receipt and cancellation by it of Receipts for Shares.  Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.4 hereof, execute and deliver Receipts prior to the receipt of Shares ("Pre-Release").  The Depositary may, pursuant to this Section 5.9, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom the Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be,  that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized (marked to market daily) with cash, U.S. government securities or other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Company will not incur any liability to any Holder as a result of such transactions.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for the purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor Depositary.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after the Depositary shall have given written notice of such amendment to the Holders of outstanding Receipts.  Every Holder at the expiration of such 30 day period shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of a Holder to surrender such Receipt and receive therefor the whole number of Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2

Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Company and to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement (upon 30 days prior written notice to the Company and to the Holders) if 90 days shall have expired after the Depositary shall have delivered to the Company (receipt thereof confirmed by the Company) a written notice of its election to resign and a successor Depositary shall not have been appointed and such successor Depositary shall not have accepted its appointment as provided in Section 5.4 within such 90 days.  On and after the date of termination, the Holder of a Receipt will upon (i) surrender of such Receipt at the Principal Office of the Depositary, (ii) payment of the fee of the Depositary for the surrender of receipts referred to in Section 5.8, and (iii) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the greatest whole number of Deposited Securities represented by the American Depositary Shares evidenced by such surrendered Receipt, together with a new Receipt evidencing any fractional Deposited Securities.   If any Receipts shall remain outstanding after the date of termination, the Depositary shall thereafter discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall  not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting any applicable taxes or governmental charges).  At any time after the expiration of two years from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem reasonably proper, the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, uninvested and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all further obligations under this Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.7 hereof.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.7 and 5.8 hereof.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Holders as Parties, Binding Effect.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent (a) by courier or (b) by facsimile transmission, confirmed by letter, addressed to RWE Aktiengesellschaft, Opernplatz 1, 45128 Essen, Germany, Attention:  Investor Relations Department, facsimile number:  011-49-201-121-5265 or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent (a) by courier or (b) by facsimile transmission, confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: ADR Department; facsimile number: (212) 571-3050, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by first class mail postage prepaid or airmail postage prepaid, if overseas, or sent by air courier or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when personally  delivered or when the notice by courier or by letter confirming any facsimile transmission is received, and (ii) to a Holder by mail or by air courier, cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited in a post-office letter box or by personal delivery when notice is received.  The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and all provisions hereof and thereof shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

SECTION 7.7

Assignment.

Unless otherwise agreed in writing, the Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.8

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, RWE AKTIENGESELLSCHAFT and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

RWE AKTIENGESELLSCHAFT

By____________________________

Name: Dr. Manfred Döss

Title:

By____________________________

Name: Ingo Alphéus

Title:

THE BANK OF NEW YORK

as Depositary

By____________________________